Exhibit 10.29

[***] Indicates confidential material that has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been separately filed with the Securities and Exchange Commission.

Execution Draft

CASH PLEDGE AGREEMENT

This Cash Pledge Agreement (the “Agreement”), dated as of June 1, 2010 (the “Effective Date”), is made by HomeStreet Bank, a Washington state-chartered savings bank (“Pledgor”), in favor of the Federal Home Loan Mortgage Corporation (“Freddie Mac” or “Secured Party”) (Pledgor and Secured Party are hereafter sometimes individually referred to as a “Party” and, collectively, as the “Parties”).

RECITALS

WHEREAS, Pledgor (Seller/Servicer #727808) and Secured Party are parties to: (i) a Master Agreement #MA 10042083, effective as of June 1, 2010 (together with any renewals or replacements thereof, the “Master Agreement”); (ii) one or more Master Commitments related to the Master Agreement; and (iii) certain other Purchase Documents (as defined in the Master Agreement), including (without limitation) the Secure Party’s Single-Family Seller/Servicer Guide (the “Guide”); and

WHEREAS, pursuant to the Purchase Documents, Pledgor has sold and continues to sell to Secured Party residential mortgage loans; and

WHEREAS Secured Party and Pledgor have agreed that Pledgor will pledge One Million U.S. Dollars ($1,000,000) in cash, to collateralize and secure the Pledgor Obligations (as defined herein); and

WHEREAS, the Parties have agreed that Pledgor will pledge the Collateral to collateralize and secure the Pledgor Obligations, and the Parties desire to agree to the terms of such pledge of Collateral to secure the Pledgor Obligations.

NOW, THEREFORE, in consideration of the promises made herein, the direct and indirect benefits to be derived by Pledgor from pledging collateral for the benefit of Secured Party, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged Pledgor hereby agrees with Secured Party as follows:

1. Incorporation of Recitals; Defined Terms.

(a) The foregoing recitals are hereby incorporated herein by reference.

(b) Capitalized terms used but not defined in this Agreement shall have the meanings provided in the Purchase Documents. Other terms not otherwise defined herein or therein shall have the meanings given such terms in the Uniform Commercial Code as in effect in the State of New York (the “UCC”).

(c) “Account” means an account or accounts with the Bank (established by Secured Party in Secured Party’s name and under its control), together with any and all (A) sub-accounts thereof, (B) replacement, substitute and successor accounts and (C) linked or related accounts or sub-accounts held by Secured Party (collectively with any such deposit account, and as more specifically described in Exhibit A attached hereto and incorporated herein by this reference). The Account may, at Secured Party’s sole option, also include one or more designated subaccounts holding other funds of Secured Party (and/or funds held by Secured Party on behalf of third parties).

(d) “Act of Insolvency” with respect to Pledgor means: (i) the commencement by Pledgor or any and all direct or indirect parents of Pledgor (individually. a “Pledgor-Related Entity”, and collectively, the “Pledger-Related Entities”) as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law or Pledgor (or any of the Pledgor-Related Entities) seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for Pledgor (or such Pledger-Related Entity, as applicable) or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election; (ii) the commencement of any such case or proceeding against Pledgor (or any Pledgor-Related Entity), which (A) is consented to or not timely contested by Pledgor (or such Pledgor-Related Entity, as applicable), (B) results in the entry of an order for relief, such an appointment or election, or the entry of an order having a similar effect, or (C) is not dismissed within forty-five (45) calendar days; (iii) the making by Pledgor (or any Pledgor-Related Entity) of a general assignment for the benefit of creditors; or (iv) the admission in writing by Pledgor (or any Pledgor-Related Entity) of its inability to pay its debts as they become due.

(e) “Bank” means The Bank of New York Mellon, and any successor thereto or substitute therefor that is acceptable to Secured Party in its sole discretion.

(f) “Cash Amount” means One Million U.S. Dollars ($1,000,000) in cash.

(g) “Collateral” means (i) the Cash Amount, which shall be wire transferred by Pledgor to Secured Party (pursuant to the Wire Transfer Instructions) as set forth herein and deposited in the Account; (ii) any and all interest allocated by Secured Party to such Cash Amount, as provided herein; and (iii) all proceeds of the foregoing. The Account may include other funds, in addition to the Cash Amount, that Secured Party owns, and/or in which Secured Party has an interest, and the Collateral may be comingled with such other funds, provided that the Collateral (and any interest allocated thereto) is identifiable by Secured Party.

(h) “Collateral Value” means, as of any time, one hundred percent (100%) of the cash, held in the Account, which is attributable to the Collateral, pursuant to Secured Party’s records.

(i) “Eligible Collateral” means the Collateral carried in the Account, in which Secured Party has a first priority security interest perfected by control.

(j) “Event of Default” has the meaning given to such term in Section 11 below.

(k) “Fed Effective Rate” means the daily rate set forth in Federal Reserve Statistical Release H.15(519), opposite the caption “Federal Funds (Effective)”. If, for any reason, such rate shall be unavailable, the “Fed Effective Rate” shall be such rate as nearly equivalent to the foregoing as Secured Party shall determine.

(l) “Pledgor Obligations” means: (i) all the repurchase and/or indemnification obligations of Pledgor under the Purchase Documents, which obligations are (a) due and owing to Secured Party under the Purchase Documents, and (b) not subject to any right of appeal (or, if applicable, additional or further right of appeal) under the Purchase Documents; and (ii) any obligations of Pledgor under Section 3 (“Collateral Maintenance”) below.

(m) “Required Collateral Amount” has the meaning given to such term in Section 3 below.

(n) “Wire Transfer instructions” means Secured Party’s wire transfer instructions as set forth in Exhibit B attached hereto and incorporated herein by this reference.

(o) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Annex and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Grant of Security Interest Securing Pledgor Obligations; Payment of Pledgor Obligations.

(a) Pledgor hereby grants, pledges, and assigns to Secured Party, as collateral security for Pledgor’s prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of any and all Pledgor Obligations, a first priority continuing security interest (perfected by control) in, lien on, and right of set-off against any and all of Pledgor’s respective right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired and wherever located. It is the intention of the Pledgor and the Secured Party that the security interests granted by the Pledgor to the Secured Party shall be made effective and shall be perfected to the fullest extent possible by the Secured Party.

(b) Pledgor acknowledges and agrees that (i) it shall timely pay and perform the Pledgor Obligations secured hereby as they are incurred in accordance with the terms of the Guide and the other Purchase Documents, and (ii) Secured Party will be entitled to retain the Collateral pursuant to the terms of this Agreement and until this Agreement is terminated pursuant to Section 13(j) below, irrespective of whether any Pledgor Obligations are due or outstanding at any particular time.

(c) Upon the occurrence of any Event of Default hereunder, Pledgor hereby irrevocably authorizes and directs Secured Party, without further consent from Pledgor, to satisfy, when due, any outstanding Pledgor Obligations from the Account by transferring cash and proceeds of Collateral to Secured Party for application against such Pledgor Obligations. Notwithstanding (i) anything to the contrary in any of the other Purchase Documents, and (ii) that Pledgor no longer qualifies thereafter as a “Seller/Servicer” under the Guide, Secured Party may determine the Collateral to be withdrawn or liquidated and the timing thereof in its sole discretion.

3. Collateral Maintenance.

(a) As of the Effective Date, to secure the Pledgor Obligations, Pledgor agrees to wire transfer to the Account Eligible Collateral with a Collateral Value equal to the Cash Amount (the “Required Collateral Amount”). During the term of this Agreement, Pledgor covenants and agrees to maintain, as collateral security for the Pledgor Obligations, Eligible Collateral with a Collateral Value not less than the Required Collateral Amount. If, at any time during the term of this Agreement for any reason (including, without limitation, inadvertent release by Secured Party to Pledgor), the Eligible Collateral in the Account has a Collateral Value that is less than the Required Collateral Amount, Pledgor shall, within three (3) Business Days after the date of a written notice from Secured Party that the Eligible Collateral has a Collateral Value that is less than the Required Collateral Amount, transfer cash pursuant to the Wire Transfer Instructions such that the aggregate Collateral Value equals or exceeds the Required Collateral Amount. If at any time Pledgor shall fail to transfer additional cash to the Account in accordance with the preceding terms of this Section 3, such failure shall constitute an Event of Default hereunder.

(b) Provided that (i) no Event of Default has occurred and is continuing, and (ii) the Collateral Value of Eligible Collateral held in the Account is greater than the Required Collateral Amount, Pledgor may, not more frequently than once per calendar month, request in writing that Secured Party release Collateral from the Account, whereupon Secured Party agrees that it shall release from the Account Collateral with a Collateral Value equal to such excess. Upon written agreement of the Parties, Secured Party may instead arrange for an automatic monthly payment of any such excess (provided that no Event of Default has occurred and is continuing); unless otherwise agreed in writing by the Parties, any such payment of any such excess shall be made pursuant to the wire transfer instructions provided by Pledgor to Secured Party in connection with Pledgor’s approval as a Freddie Mac Seller/Servicer.

(c) Any request by Secured Party or Pledgor hereunder may be made by telephone, electronic mail or facsimile, and shall be effective immediately as of the time made; provided, however, that any telephonic or electronic mail notice shall promptly be confirmed by delivery of written notice to the other party, pursuant to the notice provisions set forth in Annex I attached hereto and incorporated herein by reference.

4. Income. Unless and until Secured Party shall exercise rights in respect of the Collateral upon an Event of Default, interest on the Collateral shall accrue at the Fed Effective Rate for the benefit of Pledgor and shall be credited to the Account (or any applicable sub-account relating to the Collateral). Secured Party shall: (i) have the right to determine, in its sole discretion, the manner in which the Collateral is invested; (ii) only be obligated to pay interest on the Collateral at the Fed Effective Rate, regardless of any amount actually earned from the investment or reinvestment of the Collateral, and (iii) be entitled to deduct from any such interest earned at the Fed Effective Rate any actual fees charged by the Bank for the establishment or maintenance of the Account (any such deduction shall be made on a pro rata basis, taking into account the total cash in the Account, and the percentage of such total cash that is represented by the Collateral).

5. Further Assurances.

(a) Pledgor covenants that, upon the request of the Secured Party, Pledgor will, at its sole expense, take all actions necessary to maintain the perfection of Secured Party’s lien on, and security interest in, the Collateral, including promptly executing, delivering and filing or causing to be executed, delivered and filed, any agreements, documents and statements and performing such acts as may be reasonably necessary to fully perfect, by control, or otherwise evidence Secured Party’s security interest in the Collateral.

(b) Pledgor covenants and agrees that it will (i) not take any action that could void or undermine Secured Party’s security interest in the Collateral; (ii) take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement any of the rights and powers herein granted; and (iii) upon request by Secured Party, pay any reasonable and customary filing fees or other costs and expenses incurred by either Party’ in connection with establishing and maintaining the Collateral and with perfecting Secured Party’s security interest in the Collateral.

7. Limited Power of Attorney.

(a) Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as Pledgor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in its own name, and Pledgor authorizes Secured Party, without notice to the Pledgor from the time that Pledgor fails to perform or comply with any of its obligations contained in this Agreement and at any time thereafter as the Secured Party, in its sole discretion, may determine, (i) to execute, in connection with any sale provided for herein, any endorsements, assignments, or other instruments of conveyance or transfer with respect to the Collateral and to file any applicable initial financing statements, amendments thereto, continuation statements and control agreements with or without the signature of such Pledgor as authorized by applicable law as applicable to all or any part of the Collateral and (ii) to take the following actions and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement:

(A) in the name of Pledgor or its own name, or otherwise, take possession of and sell or liquidate the Collateral and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys or payable on or on account of any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

(B) pay or discharge taxes and liens levied or placed on or threatened against the Collateral;

(C) direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to Secured Party or as Secured Party shall direct;

(D) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(E) sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral;

(F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(G) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral;

(H) settle, compromise or adjust any suit, action or proceeding described in clause (G) above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; and

(I) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Pledgor’s expense, at any time, and from time to time, all acts and things which Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s liens and security interests thereon and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

(b) Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

8. Rights and Obligations of Secured Party.

(a) If Pledgor fails to perform or comply with any of its obligations contained in this Agreement, Secured Party may itself perform or comply, or otherwise cause performance or compliance, with such obligations and all reasonable out-of-pocket expenses of Secured Party incurred in connection with such performance or compliance, together with interest on any such out-of-pocket expenses at a rate per annum equal to the highest legal rate of interest, shall be payable by Pledgor to Secured Party upon ten (10) calendar days’ notice that such amounts are due and payable, unless an Event of Default shall have occurred and is continuing, in which case such amounts shall be due and payable on demand and, in either case, shall constitute additional Pledgor Obligations.

(b) All authorizations and agencies herein contained with respect to the Collateral, including the limited power of attorney described in Section 7 above, are irrevocable until the later to occur of (i) the Pledgor Obligations shall have been irrevocably paid in full or (ii) Secured Party has agreed that this Agreement shall terminate, and are powers coupled with an interest.

(c) Any powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights pertaining to the Collateral. Secured Party shall be under no duty or obligation, and Pledgor waives any right to require Secured Party to, make or give any presentment, demands for performance, protests or other notices in connection with any obligations comprising Collateral.

(d) This is a continuing Agreement and all rights, powers and remedies hereunder shall apply to all past, present and future Pledgor Obligations, including those Pledgor Obligations arising under successive transactions notwithstanding any Act of Insolvency by Pledgor or any other event or proceeding affecting Pledgor.

9. Representations and Warranties. As of the date of this Agreement and on a continuing basis throughout the term of this Agreement, Pledgor represents, warrants, and, as applicable, covenants to Secured Party that:

(a) Pledgor (i) is a bank, duly organized, validly existing and in good standing under the laws of the State of Washington; (ii) has all requisite power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary;

(b) (i) Pledgor has all necessary power, authority and legal right to execute, deliver and perform its obligations under this Agreement; (ii) the execution, delivery and performance by Pledgor of this Agreement have been duly authorized by all necessary action on its part; and (iii) this Agreement has been duly and validly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and general equitable principles (whether considered in a proceeding in equity or at law);

(c) No authorizations, approvals or consents of, and no filings or registrations with, any governmental authority or any securities exchange are necessary for the execution, delivery or performance by Pledgor of this Agreement or for the legality, validity or enforceability thereof;

(d) Except as disclosed on Exhibit C attached hereto and incorporated herein by this reference, and except for the lien and security interest granted to Secured Party pursuant to this Agreement, Pledgor owns the Collateral pledged to Secured Party free and clear of any and all liens or claims of others, and no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of Secured Party pursuant to this Agreement;

(e) Pledgor acknowledges that the Account at all times will be a deposit account (as defined in Section 9-102(a)(29) of the UCC) maintained with the Bank, acting in the capacity of a bank (as defined in Section 9-102(a)(8) of the UCC), over which deposit account Secured Party has control under Section 9-104 of the UCC;

(f) Pledgor’s exact legal name and assigned organizational identification number, if any, are correctly set forth on the signature page hereof, and Pledgor will notify Secured Party in writing at least thirty (30) calendar days prior to any change in Pledgor’s name or identity;

(g) Except as disclosed on Exhibit C to this Agreement, Secured Party has a valid, first priority security interest in the Collateral that is perfected by control under Section 9-314 of the UCC; and

(h) This Agreement has been (A) either (1) specifically approved by Pledgor’s board of directors; or (2) approved by an officer of Pledgor who was duly authorized by Pledgor’s board of directors to enter into this type of contract; and (B) such approval or authorization is reflected in the minutes of the meetings of such board of directors. This Agreement shall constitute a “written agreement” governing Pledgor’s obligations to Secured Party with respect to the Collateral. Pledgor (and any successor thereto) will continuously maintain this “written agreement” as an official record of Pledgor.

10. Additional Covenants. Pledgor hereby covenants and agrees with Secured Party that, from and after the date of this Agreement until the Pledgor Obligations are paid in full or until the Collateral is released pursuant to Section 13(j) below:

(a) Without the prior written consent of Secured Party, Pledgor will not (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral; or (ii) except in favor of Secured Party, create, incur or permit to exist any lien or option in favor of, or any claim of any person with respect to, any of the Collateral, or any interest therein; or (ill) enter into or suffer to exist any agreement or undertaking restricting the right or ability of Pledgor or Secured Party to sell, assign or transfer any of the Collateral;

(b) Except as disclosed on Exhibit C to this Agreement, Pledgor will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature, whether voluntary or involuntary, except the security interest of Secured Party; and

(c) Pledgor shall, at Pledgor’s expense, take all actions necessary or advisable from time to time to maintain the first priority security interest, perfected by control, of Secured Party in the Collateral and shall not take any actions that would alter, impair or eliminate such priority or perfection.

11. Events of Default. At the option of the Secured Party, the occurrence of any of the following shall be an Event of Default hereunder (an “Event of Default”):

(a) Pledgor’s failure to pay any Pledgor Obligation within three (3) Business Days of receipt by Pledgor of written notice sent by Secured Party that such obligation is unpaid;

(b) Secured Party’s termination of Pledgor as a Seller and/or as a Servicer, for cause, pursuant to the Purchase Documents;

(c) Pledgor’s failure to comply with any of the provisions, conditions, covenants or agreements in, or the incorrectness of any representation or warranty contained in, this Agreement, including without limitation Pledgor’s failure to maintain Eligible Collateral in accordance with the requirements of Section 3 above;

(d) Transfer or disposition of any of the Collateral, except as expressly permitted by this Agreement or otherwise agreed to in writing between the Parties;

(e) Attachment, execution, or levy on any of the Collateral by any party other than Secured Party without Secured Party’s prior express written consent, which consent may be withheld at the discretion of the Secured Party;

(f) Pledgor’s failure or the failure of any Pledger-Related Entity to comply with: (i) any applicable federal, state or local banking laws, rules, regulations, or other laws, or (ii) any orders, judgments, decisions, or decrees of any applicable regulator, court of competent jurisdiction, or arbitrator (pursuant to mandatory arbitration) in connection with which, in Secured Party’s discretion, noncompliance with clauses (i), (ii) or both may have any material adverse effect on the Collateral or Secured Party’s rights under this Agreement and such noncompliance, if subject to cure, continues for three (3) Business Days of receipt by Pledgor of written notice sent by Secured Party; or

(g) The occurrence of an Act of Insolvency with respect to Pledgor.

12. Remedies Upon Default.

(a) General. Secured Party’s rights under this Agreement are in addition to, and shall in no way be deemed to limit, the rights and remedies provided to Secured Party under the Purchase Documents. Upon the occurrence of any Event of Default, Secured Party may pursue any remedy available at law (including, without limitation, those available under the provisions of the UCC), or in equity to collect, enforce, or satisfy any interest in the Collateral.

(b) Concurrent Remedies. Upon the occurrence of an Event of Default, Secured Party shall have the right to collect, enforce, or enforce any interest in the Collateral and to collect or enforce Pledgor Obligations then owing, whether by acceleration or otherwise through the pursuit of any of the following remedies separately, successively or simultaneously:

(i) file suit and obtain judgment, and, in conjunction with any action, Secured Party may seek any ancillary remedies provided by law, including levy of attachment and garnishment;

(ii) transfer all or any portion of the Collateral pledged by Pledgor to another account in Secured Party’s name;

(iii) receive all or any portion that Secured Party may designate of the distributions derived from the Collateral, including funds received by any securities intermediary upon maturity of any Collateral or any other funds so held at the time of such declaration of an Event of Default;

(iv) apply any of the Collateral in the Account toward payment of the Pledgor Obligations; and

(v) pursue any remedy available under the Purchase Documents, including (without limitation) termination of Pledgor as a Seller/Servicer.

13. Miscellaneous.

(a) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b) Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(c) Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Pledgor and Secured Party, provided that any provision of this Agreement may be waived by Secured Party in a letter or agreement executed by Secured Party or by facsimile or other electronic transmission from Secured Party. This Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of Secured Party and its respective successors and assigns. This Agreement not intended to waive, amend, supplement or otherwise modify any terms or conditions contained in any Purchase Document.

(d) Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed, and the rights and obligations of Secured Party and Pledgor hereunder determined, in accordance with the laws of the United States. Insofar as there may be no applicable precedent, and insofar as to do so would not frustrate any provision of this Agreement or the transactions governed thereby, the laws of the State of New York shall be deemed reflective of the laws of the United States. For purposes of the UCC, New York shall be deemed to be the Parties’ jurisdiction. Each Party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the federal courts located in the State of New York sitting in the borough of Manhattan, City of New York. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Pledge Agreement.

(e) Purchase Documents. Pledgor and Secured Party agree that this Agreement is a Purchase Document.

(f) Counterparts. This Agreement may be executed by one or more of the Parties to this Agreement on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(g) Integration. This Agreement and the other Purchase Documents contain the entire agreement between the Parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

(h) Increase in Required Collateral Amount. Secured Party reserves the right, as a condition to continuing to treat Pledgor as a Freddie Mac-approved seller/servicer, to require an increase to the Required Collateral Amount under this Agreement, in the event that Secured Party determines that either or both of: (1) the level and frequency of Pledgor Obligations hereunder, and/or (2) Secured Party’s exposure to Pledgor’s warranty obligations to Secured Party is/are disproportionate to Pledgor’s capital and/or assets, and that such factor(s) could materially and adversely affect Freddie Mac. Secured Party shall give not less than thirty (30) days prior written notice to Pledgor of any required increase hereunder to the Required Collateral Amount.

(i) Review of Required Collateral Amount. Provided that no Event of Default shall have occurred and is continuing, Pledgor may, after the date that is one (1) calendar year after the Effective Date and no more frequently than every twelve (12) months thereafter, request in writing that Secured Party review Secured Party’s need for Collateral hereunder to secure Pledgor Obligations, and Secured Party shall review such need, taking into consideration whatever factors Secured Party deems relevant or appropriate in its sole but reasonable discretion; provided, however, that in the event Secured Party determines that the Collateral hereunder remains necessary to secure Pledgor Obligations, Secured Party shall, upon receipt of Pledgor’s written request, make available an officer of Secured Party to meet with a representative of Pledgor (not more frequently than once each twelve (12) months) to provide to and review and (to the extent that Secured Party believes that it can do so without divulging its risk models or other proprietary information) explain to Pledgor the underlying methodology, assumptions, factors and other information used in the Secured Party’s reasoning for its decisions the Required Collateral Amount. Such other information may include (but is not necessarily limited to) an analysis of Pledgor’s: (i) loan loss reserves: (ii) recourse obligations; (iii)

regulatory and litigation exposure; (iv) overall financial condition (including the valuation of Pledgor’s financial assets and liabilities); and (v) the results or findings of any review conducted of Pledgor by Secured Party and/or its agents (such reviews may include, but are not necessarily limited to, reviews by Secured Party’s External Operational Risk Management department). Secured Party will also take into consideration any other factors reasonably proposed by Pledgor.

(j) Termination. Notwithstanding anything herein or in any of the other Purchase Documents to the contrary, this Agreement shall terminate and Secured Party shall release its security interest in the Collateral and cause the Collateral to be returned to Pledgor upon mutual written agreement of Secured Party and Pledgor. In the event Secured Party determines that the Collateral hereunder is not necessary to secure Pledgor Obligations, this Agreement shall terminate and Secured Party shall release its security interest in the Collateral and cause the Collateral to be returned to Pledgor.

[Signatures appear on following page]

[Signature page to that certain Cash Pledge Agreement dated as of

June 1, 2010, by and between HomeStreet Bank and Freddie Mac,

continued from page 12]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

Pledgor:

HOMESTREET BANK

By:	/s/ Darrell Van Amen
	Name:	Darrell Van Amen
	Title:	V.P. Treasurer
	Date:	6/15/10

Secured Party:

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Mike Dawson
	Name:	Mike Dawson
	Title:	VP - Deal & Contract Management
	Date:	June 16, 2010

ANNEX I

Notice Provisions

Notice Provisions. All notices that are required or are permitted under this Agreement shall be in writing and shall be: (i) hand-delivered; (ii) mailed by certified or registered U.S. Mail, return receipt requested, first class postage prepaid, (iii) sent by recognized overnight courier service (e.g., FedEx, DHL, UPS); or (iv) telecopied to the Parties as follows:

if to Secured Party:	Freddie Mac
1551 Park Run Drive
McLean, VA 22102
Attention: Chief Credit Officer
Telecopier: (571) 382-3723
Email: ray_romano@freddiemac.com*

with a copy to:	Legal Division
Freddie Mac
8300 Jones Branch Drive
McLean, VA 22102
Attention: Vice President and Deputy General Counsel,
Mortgage Law
Telecopier: (703) 903-2559
Email: ken_peters@freddiemac.com*

if to Pledgor:	HomeStreet Bank
601 Union Street, Suite 2000
Seattle, WA 98101
Attention: Executive Vice President and Chief Financial Officer
Telecopier: (206) 389-7703
Email: david.hooston@homestreet.com*

with a copy to:	HomeStreet Bank
Executive Vice President and General Counsel
601 Union Street, Suite 200
Seattle, WA 98101
Attention: Executive Vice President and General Counsel
Telecopier: (206) 389-7703
Email: godfrey.evans@homestreet.com*

HomeStreet Bank
601 Union Street, Suite 2000
Seattle, WA 98101
Attention: SVP and Single-Family Operations Director
Telecopier: (206) 621-2584
Email: susan.greenwald@homestreet.com*

or to such other address or telecopier number as any Party shall designate by written notice to the other Party in the manner provided herein. Each notice shall be effective (i) if by hand-delivery, upon hand-delivery to the applicable Party, (ii) if given by mail or recognized overnight courier service, on the earlier of the date of actual receipt or three (3) Business Days after being sent to the applicable address specified above or (iii) if given by telecopy during the recipient’s normal business hours, when such notice is transmitted to the telecopy number specified above and the sender receives a confirmation of transmission from the sending telecopy machine.

*	Communications to email address are effective solely for the purposes expressly given in the Agreement.

Exhibit A

Mellon Trust of New England

DDA 108111

For account: [***]

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

Wire Transfer Instructions for Secured Party are as follows:

ABA 011001234

Mellon Trust of New England

DDA 108111

For account: [***]

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.